Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): September 22, 2003

USURF America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-15383	72-1482416
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6005 Delmonico Drive, Suite 140, Colorado Springs, Colorado 80919
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (719) 260-6455

Form 8-K
USURF America, Inc.

Item 5. Other Events and Regulation FD Disclosure

On September 22, 2003, USURF America, Inc. held its 2003 Annual Meeting of Shareholders, originally scheduled for August 8, 2003. The annual meeting was adjourned, inasmuch as a quorum was not present at the scheduled meeting time. Upon reconvening the annual meeting, a quorum being present, the following directors were elected: Douglas O. McKinnon, David M. Loflin, Richard E. Wilson and Ross S. Bravata; Hein + Associates, LLP was ratified as our auditor for 2003; a proposed amendment to our articles of incorporation was approved; and our 2002 Stock Ownership Plan was ratified.

On September 23, 2003, we filed a certificate of amendment to our articles of incorporation, whereby our authorized capital was increased from 100,000,000 shares of common stock, par value $.0001, to 400,000,000 shares of common stock, $.0001 par value, and 100,000,000 shares of preferred stock, $.0001 par value.

A conformed copy of the certificate of amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 7. Financial Statements and Exhibits
(b)	Exhibits.
Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation of USURF America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 30, 2003.	USURF AMERICA, INC.

By:	/s/ DOUGLAS O. MCKINNON
Douglas O. McKinnon President and CEO

EXHIBIT INDEX
Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation of USURF America, Inc.